UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

January 21, 2020

McCormick & Co Inc
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24 Schilling Road	Suite 1
Hunt Valley	Maryland	21031
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

410	771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MKC-V	New York Stock Exchange
Common Stock Non-Voting	MKC	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On January 21, 2020, the Board of Directors of the Registrant appointed Anne L. Bramman to the Board of Directors of the Registrant. Ms. Bramman became a member of the Audit Committee on the same date. Ms. Bramman is the Chief Financial Officer of Nordstrom, Inc.
There are no arrangements or understandings between Ms. Bramman and any other persons pursuant to which Ms. Bramman was selected as a director. Ms. Bramman will participate in the compensation arrangements for non-executive directors described on pages 15 and 16 of the Registrant’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 14, 2019. There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party and with which Ms. Bramman or any member of her immediate family had, or will have, a direct or indirect material interest.
Furnished with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick Appoints Anne Bramman to Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Copy of press release labeled “McCormick Appoints Anne Bramman to Board of Directors.”
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

McCORMICK & COMPANY, INCORPORATED

Date: January 21, 2020	By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary